           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                   SJW Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

     Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

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

                                   SJW CORP.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JULY 19, 2001
                            ------------------------

To The Shareholders:

     The Annual Meeting of the Shareholders of SJW Corp., a California corporation, will be held as provided in the By-Laws on Thursday, July 19, 2001 at 10 o'clock in the morning at the principal executive offices of the Corporation, 374 West Santa Clara Street, San Jose, California, 95113 for the following purposes:

     1. To amend the By-Laws of the Corporation to increase the possible number of directors from nine to eleven, and to set the number of directors at ten directors.

     2. To elect a Board of Directors of the Corporation to serve for the ensuing year.

     3. To consider and act upon a proposal to ratify the selection of KPMG LLP as independent auditors of the Corporation for 2001.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors' nominees for directors are set forth in the enclosed proxy statement.

     The close of business on Monday, June 11, 2001 has been fixed as the record date for the determination of shareholders entitled to vote at the annual meeting or any adjournment thereof. If you are unable to be present, please mark, date and sign the enclosed proxy and return it in the enclosed envelope.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          Robert A. Loehr, Secretary

San Jose, California
June 15, 2001

             PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY

                               TABLE OF CONTENTS

                         2001 SJW CORP. PROXY STATEMENT

                                                              PAGE
                                                              ----
Table of Contents...........................................    i
Solicitation of Proxy and Revocability, Voting Securities...    1
Termination of Merger with American Water Works Company,
  Inc. .....................................................    2
Increase in Number of Directors (PROXY PROPOSAL ITEM 1).....    2
Election of Directors (PROXY PROPOSAL ITEM 2)...............    4
Security Ownership of Certain Beneficial Owners and
  Management................................................    5
Section 16(A) Beneficial Ownership Compliance...............    6
Executive Compensation......................................    7
Compensation Committee Interlocks and Insider
  Participation.............................................    8
Certain Relationships and Related Transactions..............    8
Ratification of Approval of Independent Auditors (PROXY
  PROPOSAL ITEM 3)..........................................    9
Board Implements SEC Audit Committee Recommendations........    9
Fees Billed To The Corporation By KPMG LLP During Fiscal
  Year Ended December 31, 2000..............................    9
Report of the Audit Committee...............................   10
Report of the Executive Compensation Committee..............   10
Stock Performance Graph.....................................   11
General Information.........................................   12
Shareholder Proposals.......................................   12
Appendix A -- Audit Committee Charter.......................  A-1

                                PROXY STATEMENT

                    SOLICITATION OF PROXY AND REVOCABILITY,
                               VOTING SECURITIES

     The enclosed proxy is solicited on behalf of the Board of Directors of SJW Corp., a California corporation (the "Corporation"), for use at the Annual Meeting of Shareholders to be held on July 19, 2001 at 10 o'clock in the morning at the principal executive offices of the Corporation, 374 West Santa Clara Street, San Jose, California 95113, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Only shareholders of record at the close of business on June 11, 2001 will be entitled to vote.

     This proxy statement and the accompanying form of proxy are being mailed to the Corporation's shareholders on or about June 22, 2001. The Corporation's Annual Report, including all required financial statements, for the year ended December 31, 2000 has previously been distributed to shareholders of record as of March 20, 2001.

     As of the close of business on June 11, 2001, the Corporation had 3,045,147 common shares of issued and outstanding voting securities. Each common share is entitled to 1 vote. Every shareholder, or his proxy (including the persons named in the enclosed proxy), entitled to vote upon the election of directors may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected or distribute his votes on the same principle among as many candidates as he thinks fit. No shareholder or proxy, however, shall be entitled to cumulate votes unless such candidate or candidates have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes in the event that cumulative voting is invoked by any shareholder is solicited by the Board of Directors. The nine nominees receiving the highest number of votes will be elected directors.

     A majority of the Corporation's common shares whether present in person or represented by proxy shall constitute a quorum for purposes of the Annual Meeting. In all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter shall be required. Directors may be elected by a plurality of the votes present in person pursuant to cumulative voting (as described above) or by the affirmative vote of a majority of the shares present in person or represented by proxy without cumulative voting. Abstentions and broker non-votes are each included in the number of shares present for quorum purposes. Abstentions, which may be specified on all proposals other than the election of directors, are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     The shares represented by duly executed proxies will be voted in accordance with the directions given by the shareholders by means of the ballot on the proxy. All shares represented by duly executed proxies will be voted "FOR" the election as directors of each of the nominees named herein unless the proxy is marked to indicate that such authority is withheld. In the event any of said nominees should be unavailable to serve as a director, it is the intention of the persons named in the enclosed proxy to vote "FOR" the election of such other person or persons as the Board of Directors may designate as a nominee. With respect to the ratification of the selection of the independent auditors, all shares represented by duly executed proxies will be voted "FOR" the proposal if no choice is indicated on the proxy.

     Any person giving a proxy has the power to revoke it at any time before its exercise. It may be revoked by filing an instrument of revocation with the Corporation or by the presentation to the meeting of a duly executed proxy bearing a later date. It may also be revoked by attending the meeting and voting in person.

     The Corporation will bear the entire cost of preparing, assembling, printing and mailing the proxy statement, the proxies and any additional materials that may be prepared by the Corporation and furnished to shareholders. The solicitation of proxies will be made by mail and may also be made by telephone or other electronic means, or personally by directors, officers and regular employees of the Corporation who will receive no extra compensation for such services.

     The Annual Report of the Corporation for the fiscal year ended December 31, 2000 is enclosed with the mailing of the Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.

                             TERMINATION OF MERGER
                    WITH AMERICAN WATER WORKS COMPANY, INC.

     On October 28, 1999 SJW Corp. and American Water Works Company, Inc. (American Water Works) entered into an Agreement and Plan of Merger. SJW Corp. and American Water Works filed a joint application with the California Public Utilities Commission (CPUC) requesting approval of the merger. The Agreement and Plan of Merger provided for 18 months, until April 28, 2001, to obtain regulatory approval of the merger.

     In August 2000, the CPUC established its first schedule for consideration of the proposed merger. The CPUC timeline contemplated a decision in April 2001. In October 2000 the CPUC's Office of Ratepayer Advocates issued its report opposing the merger and questioning the extent of benefits to ratepayers. The CPUC began formal hearings on the application in November 2000, but then postponed them in December 2000. In February 2001, the CPUC issued a revised schedule, setting further hearing dates in late March 2001. The revised schedule contemplated a possible CPUC decision in September 2001.

     Following the CPUC announcement of the new schedule, American Water Works advised SJW Corp. that it would terminate the merger process on April 28, 2001 because of the regulatory uncertainties and delays. It offered to consent to mutual termination of the agreement. On March 1, 2001 SJW Corp.'s Board of Directors decided that it would be in the best interests of the Corporation to accept American Water Work's offer and the merger was terminated.

                        INCREASE IN NUMBER OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

     Securities and Exchange Commission (SEC) rules on the make-up of corporate Audit Committees have changed in recent years. For example, the Audit Committee is now required to publish its charter every three years, conduct more frequent meetings and report directly to shareholders. The Corporation must also certify to the SEC that all members of the Audit Committee meet new standards of financial literacy, financial expertise and independence.

     To ensure that the Audit Committee will meet the new standards without disruption, the Board of Directors desires to add one new director and appoint him or her to the Audit Committee. That director will be selected and appointed based upon his or her possession of the particular financial credentials sought by the SEC. To do so, however, the By-Laws of the Corporation must be amended to permit ten directors. The Board of Directors asks your vote to amend section 2.2(a) of the By-Laws to permit up to eleven directors, and to amend section 2.2(c) of the By-Laws to set the number of directors at ten directors.

     Should a majority of shareholders approve the increase in number of directors, the Board at this time contemplates that Frederick R. Ulrich, Jr. of Sherman Oaks, California will be appointed to fill the new directorship and to serve on the Audit Committee. Mr. Ulrich's biographical information is as follows:

     Frederick R. Ulrich, Jr. Mr. Ulrich won a competitive appointment to the United States Military Academy at West Point from the enlisted ranks of the U.S. Army. He graduated from West Point in 1966 with a B.S. degree in Engineering. After four years of military service, which included one year in Vietnam, he entered Harvard Graduate School of Business Administration. Mr. Ulrich graduated from Harvard in 1972 with a concentration in finance.

     Mr. Ulrich was a member of the corporate finance and mergers and acquisitions departments of Morgan Stanley & Co. Incorporated in New York from 1972 until 1978 and was a member of the corporate finance department of Warburg Paribas Becker, Inc. in Los Angeles from 1978 to 1982. During his ten years as an investment banker, Mr. Ulrich worked on public offerings and private placements of debt and equity securities for industrial companies, financial institutions and foreign governments totaling billions of dollars. He also worked on numerous corporate acquisitions and divestitures, financial advisory and strategic assignments and extensive new business development.

     In 1982, Mr. Ulrich left investment banking to pursue new ventures and leveraged buy-outs. Between 1982 and 1986, Mr. Ulrich consulted extensively with corporations and management teams regarding mergers and acquisitions. During this period, Mr. Ulrich led a group of private investors in the acquisition of Marquee Entertainment Corporation, a company that produced musical and theatrical events for two theaters it owned and promoted national tours for major music groups. Mr. Ulrich was also a general partner of twenty partnerships formed to pursue new television licenses. From 1983 to 1985, Mr. Ulrich worked with a group of private investors on the acquisition of a venture to reconfigure and exploit technology in the ambulatory cardiac-monitoring field.

     Mr. Ulrich founded Raebarn Corporation in 1986 with two partners and served as its Chairman and Chief Executive Officer until 1995 when it was dissolved. Raebarn was a Los Angeles merchant bank that specialized in leveraged acquisitions. Raebarn completed the leveraged acquisition of five companies and fifty follow on acquisitions, investitures or refinancings. Raebarn raised $1 billion of financing including almost $400 million for completed acquisitions. Raebarn also rendered advice on financial matters and strategic planning and assisted in starting new ventures. All of the companies financed through Raebarn have been sold or have executed initial public offerings.

     In 1994, Mr. Ulrich founded Buttonwood Capital with a partner to continue the merchant banking activities of Raebarn. Until 1998, Buttonwood Capital was an affiliate of Rosecliff, Inc., a New York based investment firm that has $150 million of capital available to invest in leveraged acquisitions. Buttonwood completed three leveraged acquisition transactions with Rosecliff, which involved total financing of approximately $160 million. All of these companies have been sold or merged with public companies.

     Overall, $95 million of equity was invested in Raebarn and Buttonwood Capital deals and investors and principals realized $487 million. The average life of these investments was 3.7 years and an IRR of 44.5% was generated.

     In 2000, Mr. Ulrich and two partners formed Buttonwood Capital Group to focus on leveraged build-ups of manufacturing companies with world-class managers and prominent investment funds. Buttonwood Capital Group currently has eight employees. Since formation, Buttonwood has entered into partnership with Whitney and Co. (an investment fund with $5 billion in assets) to build a series of companies that focus on outsourced manufacturing trends. Other strategies are in the process of being developed and auctioned to investment funds.

     Mr. Ulrich is a director of the Oz Entertainment Corporation and Affinity Corporation. He has served as the Chairman of the Board of Ames Company and as a director of Pinnacle Automation, Paul Sebastian, Data Documents, The Holophane Company, Fresh Point, and Industrial Bank. Mr. Ulrich has also served as chief financial officer for three privately held entities.

     Mr. Ulrich is an Advisory Director of the Entrepreneurial Association at the John E. Anderson Graduate School of Management at UCLA. He is also a director of the Center Theater Group, which operates the Ahmanson and Taper theaters, and is chairman of its Finance Committee and a member of its Executive Committee.

                             ELECTION OF DIRECTORS
                             (ITEM 2 ON PROXY CARD)

     At the Annual Meeting nine directors (constituting the entire Board) are to be elected to hold office until the next annual meeting of the Corporation's shareholders and until a successor for such director is elected and qualified, or until the death, resignation or removal of such director.

     If the shareholders approve Item 1 above, the Board of Directors contemplates filling the new directorship with the appointment of Mr. Frederick
R. Ulrich, Jr. Mr. Ulrich would hold his appointed position until the Annual Meeting of Shareholders in April 2002 at which time he would first stand for election.

     A brief biography of each nominee (including the nominee's business experience during the past 5 years) is set forth below. All nominees are also directors of San Jose Water Company, a wholly owned public utility water corporation subsidiary of the Corporation, and of SJW Land Company, a wholly owned real estate development company subsidiary of the Corporation. It is the Corporation's intention to appoint all persons elected as directors of the Corporation at the Annual Meeting to be directors of San Jose Water Company and SJW Land Company for a concurrent term.

     Mark L. Cali, Attorney at Law, with the firm Clark, Cali and Negranti, LLP since December 1996. He was with the firm Bledsoe, Cathcart, Diestel, Livingston, and Pedersen from October 1994 through November 1996. Mr. Cali, age 35, has served as a director of SJW Corp., San Jose Water Company and SJW Land Company since 1992.

     J. Philip DiNapoli, Attorney at Law, Chairman of Comerica California Inc. (California bank holding company). He serves as a director of Comerica, Inc. (bank holding company) and Comerica Bank-California (bank). He served as Chairman of Citation Insurance Company (Workers Compensation specialty carrier) until November 20, 1996. He is also the owner of DiNapoli Development Company (real estate development company). Mr. DiNapoli, age 61, is a member of the Audit Committee and has served as a director of SJW Corp., San Jose Water Company and SJW Land Company since 1989.

     Drew Gibson, Principal of Gibson Speno LLC (real estate development and investment company) and Chairman of the Board of the Gibson Speno Management Company, a real estate management company. He has served as a director of Comerica Bank-California, a California bank holding company, and is currently a director of Celluphone, Inc., a Los Angeles based cellular agent. Mr. Gibson, age 58, is a member of the Audit and Executive Compensation Committees and has served as a director of SJW Corp., San Jose Water Company and SJW Land Company since 1986.

     Ronald R. James, President Emeritus of the San Jose Chamber of Commerce (business promotion organization), formerly President and Chief Executive Officer of the Chamber. Mr. James, age 72, is a member of the Audit and Executive Compensation Committees and has served as a director of San Jose Water Company since 1974, and of SJW Corp. and SJW Land Company since 1985.

     George E. Moss, Vice Chairman of the Board of Roscoe Moss Manufacturing Company (manufacturer of steel water pipe and well casing). Mr. Moss was formerly President of the Roscoe Moss Company (holding company). Mr. Moss, age 69, is a member of the Executive and Executive Compensation Committees and has served as a director of San Jose Water Company since 1984, and of SJW Corp. and SJW Land Company since 1985.

     Roscoe Moss, Jr., Chairman of the Board of Roscoe Moss Manufacturing Company (manufacturer of steel water pipe and well casing). Mr. Moss was formerly Chairman of the Board of Roscoe Moss Company (holding company). Mr. Moss, age 71, is a member of the Executive and Executive Compensation Committees and has served as a director of San Jose Water Company since 1980, and of SJW Corp. and SJW Land Company since 1985.

     W. R. Roth, President and Chief Executive Officer of the Corporation. Prior to becoming Chief Executive Officer in 1999, he was President from October 1996, Vice President from April 1992 until October 1996 and Chief Financial Officer and Treasurer of the Corporation from January 1990 until October 1996. He has been President of San Jose Water Company since October 1994 and Chief Executive

Officer since October 1996. Mr. Roth, age 48, has served as a director of SJW Corp., San Jose Water Company and SJW Land Company since 1994.

     Charles J. Toeniskoetter, President of Toeniskoetter & Breeding Inc. (construction and real estate development company). He also serves as a director of Redwood Trust, Inc. (real estate investment trust). Mr. Toeniskoetter, age 56, serves as a member of the Audit Committee, and has served as a director of SJW Corp., San Jose Water Company and SJW Land Company since 1991.

     J. W. Weinhardt, Chairman of the Corporation. Prior to becoming Chairman in October 1996 he was President and Chairman of the Board of San Jose Water Company. Prior to his election to Chairman of the Board in October 1994, he was President of the San Jose Water Company. He also served as Chief Executive Officer of the San Jose Water Company until October 1996. Mr. Weinhardt, age 69, is a member of the Executive Committee and has served as a director of San Jose Water Company since 1975, and of SJW Corp. and SJW Land Company since 1985.

     Nominees Roscoe Moss, Jr. and George Moss are brothers. With that exception, no nominee has any family relationship with any other nominee or with any executive officer.

     In the unanticipated event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee named by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Corporation is not aware of any nominee who is unable or will decline to serve as a director.

     No nominee is or has been employed in his principal occupation or employment during the past 5 years by a corporation or other organization that is a parent, subsidiary or other affiliate of the Corporation, other than Mr. Weinhardt and Mr. Roth whose employment relationship with San Jose Water Company is described above.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of December 31, 2000, certain information concerning ownership of shares of SJW Corp. common stock by each director of the Corporation, each of the Chief Executive Officer and the four most highly compensated executive officers of San Jose Water Company for the year ended December 31, 2000 and all directors and executive officers of SJW Corp. as a group. Unless otherwise indicated, the beneficial ownership consists of sole voting and investment power with respect to the shares indicated, except to the extent that authority is shared by spouses under applicable law.

                                                          SHARES BENEFICIALLY OWNED
                          NAME                             DIRECTLY OR INDIRECTLY      PERCENT OF CLASS
                          ----                            -------------------------    ----------------
Directors:
  Mark L. Cali..........................................              4,321
  J. Philip DiNapoli....................................                600
  Drew Gibson...........................................              1,000
  Ronald R. James.......................................                200
  George E. Moss(1)(2)..................................            497,812                  16.3%
  Roscoe Moss, Jr.(2)...................................            523,878                  17.2%
  W. R. Roth............................................              6,350
  Charles J. Toeniskoetter..............................                300
  J. W. Weinhardt.......................................              7,250
Officers
  G. J. Belhumeur.......................................                918
  R. J. Balocco.........................................                762
  R. J. Pardini.........................................                514
All directors and executive officers as a group (18
  individuals)..........................................          1,044,755                  34.3%

---------------

(1) Includes 119,139 shares held by the John Kimberly Moss Trust for which Mr. George Moss is trustee or co-trustee.

(2) The address for George Moss and Roscoe Moss, Jr. is 4360 Worth Street, Los Angeles, CA 90063. Information with respect to beneficial ownership is based upon reports furnished by the officers and directors.

     Gabelli Funds, Inc. et al. reported to the Securities and Exchange Commission that effective March 22, 2000 it owned or controlled 198,300 shares of common stock, or 6.51%.

     The Corporation and San Jose Water Company pay their non-employee directors annual retainers of $6,000 and $16,000, respectively. In addition, all directors of the Corporation and San Jose Water Company are paid $1,000 for each Board or committee meeting attended. SJW Land Company directors are paid $500 for each Board meeting attended.

     Upon ceasing to serve as a director of the Corporation or San Jose Water Company, as the case may be, directors or their estate are currently entitled to receive from the respective corporations a benefit equal to the annual retainer paid to its directors. This benefit will be paid for the number of years the director served on the board up to a maximum of 10 years.

     The Board of Directors has an Executive Committee, an Executive Compensation Committee and an Audit Committee. During 2000 there were 4 regular meetings of the Board of Directors, 3 regular meetings and 2 telephone meetings of the Audit Committee and 1 meeting of the Executive Compensation Committee. The Executive Compensation Committee reviews and recommends to the Board of Directors compensation for executive officers of the San Jose Water Company. There is no standing nominating committee. All directors attended 100% of all Board and applicable committee meetings, except that Roscoe Moss, Jr. missed one set of Board meetings, J. Philip DiNapoli missed two sets of Board meetings and Drew Gibson missed one Audit Committee meeting.

                 SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the executive officers and directors of the Corporation, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the SEC and the American Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of all
Section 16(a) forms they file.

     Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons that no other reports were required during 2000, the Corporation believes that during 2000 all officers, directors and greater than ten percent beneficial owners were in compliance with all Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

     The following table contains certain summary information regarding the cash compensation paid by the Corporation and its subsidiaries for each of the corporations' last three completed fiscal years to the Chairman and Chief Executive Officer and to the four other highest paid executive officers whose total annual salary and bonus exceeded $100,000.

                                     ANNUAL COMPENSATION(1)                     LONG TERM COMPENSATION(1)
                            ----------------------------------------   -------------------------------------------
                                                             OTHER       AWARDS                 PAYOUTS      ALL
                                                             ANNUAL    RESTRICTED              ---------    OTHER
    NAME AND PRINCIPAL                                      COMPEN-      STOCK      OPTIONS/     LTIP      COMPEN-
         POSITION           YEAR    SALARY      BONUS        SATION     AWARD(S)     SAR'S      PAYOUTS    SATION
    ------------------      ----   --------   ----------    --------   ----------   --------   ---------   -------
J. W. Weinhardt...........  2001              $1,250,000(2)
  Chairman of               2000   $150,000                                                                $16,800(3)
  SJW Corp., San Jose       1999   $147,596                                                                $19,404(3)
  Water Company, and        1998   $126,442                                                                $16,793(3)
  SJW Land Company
W. R. Roth................  2001              $1,250,000(2)
  President and CEO of      2000   $395,000                                                                $17,569(3)
  SJW Corp., President      1999   $347,596                                                                $19,900(3)
  and Chief Executive       1998   $324,038                                                                $17,800(3)
  Officer of San Jose
  Water Company
G. J. Belhumeur...........  2001              $  170,500(2)
  Vice President            2000   $170,500                                                                $ 6,800(4)
  San Jose Water Company    1999   $158,557                                                                $ 6,342(4)
                            1998   $148,558                                                                $ 4,289(4)
R. J. Pardini.............  2001              $  160,500(2)
  Vice President            2000   $160,500                                                                $ 6,420(4)
  San Jose Water Company    1999   $148,558                                                                $ 5,942(4)
                            1998   $138,577                                                                $ 4,002(4)
R. S. Yoo.................  2001              $  160,500(2)
  Vice President            2000   $160,500                                                                $ 6,420(4)
  San Jose Water Company    1999   $148,077                                                                $ 5,923(4)
                            1998   $133,654                                                                $ 3,860(4)
R. J. Balocco.............  2001              $  160,500(2)
  Vice President            2000    159,450                                                                $ 6,131(4)
  San Jose Water Company    1999    148,558                                                                $ 5,942(4)
                            1998    138,173                                                                $ 4,145(4)

---------------
(1) Long Term Compensation Award or Payout Plans are not provided to employees of the Corporation or its subsidiaries.

(2) Represents one-time payment of retention bonus in 2001.

(3) Represents matching contributions paid by the San Jose Water Company under its Salary Deferral Plan of $4,800 in 1998, $6,400 in 1999 and $6,800 in 2000. Mr. Weinhardt received deferred compensation of $3,793 in 1998, $5,904 in 1999 and $6,000 in 2000. The balances are amounts received for Directors fees.

(4) Represents matching contributions paid by the San Jose Water Company under its Salary Deferral Plan.

     The foregoing table does not include benefits provided under San Jose Water Company's Retirement Plan (the "Retirement Plan"), Supplemental Executive Retirement Plan (SERP), Transaction Incentive Plan or Severance Plan.

     All employees of San Jose Water Company participate in the Retirement Plan. Although subject to adjustment to comply with Internal Revenue Code requirements, the regular benefit formula of the plan provides for a monthly retirement benefit equal to 1.6% of the employee's average monthly compensation for each year of credited service. Compensation means the employee's regular salary prior to reduction under the Deferral Plan. The plan also contains a minimum benefit formula which, although also subject to adjustment, provides for a monthly retirement benefit equal to up to 55% of the employee's average compensation for the highest 36 consecutive months of compensation, less 50% of primary social security benefits. This minimum monthly benefit is reduced by 1/30 for each year of credited service less than 30 years. Benefits vest after 5 years of service or at age 65 and there are provisions for early retirement. In 1992 the Board of Directors of San Jose

Water Company adopted a nonqualified, unfunded Supplemental Executive Retirement Plan (SERP) for certain executives and officers of the San Jose Water Company. It is intended that the SERP in combination with the Retirement Plan will provide the covered executives and officers with a total retirement benefit commensurate with executives and officers of other comparable private water utilities. A minimum of ten years of service is required for vesting in the SERP.

     The amounts contributed to the Retirement Plan by San Jose Water Company to fund retirement benefits with respect to any individual employee cannot be readily ascertained. The following table sets forth combined estimated retirement benefits, payable as a straight life annuity, assuming retirement at age 65 using the minimum benefit formula and the SERP:

                               PENSION PLAN TABLE

                                                          YEARS OF SERVICE
                                      --------------------------------------------------------
       AVERAGE COMPENSATION           15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS
       --------------------           --------    --------    --------    --------    --------
$150,000..........................    $ 49,500    $ 66,000    $ 78,000    $ 90,000    $ 90,000
$175,000..........................    $ 57,750    $ 77,000    $ 91,000    $105,000    $105,000
$200,000..........................    $ 66,000    $ 88,000    $104,000    $120,000    $120,000
$225,000..........................    $ 74,250    $ 99,000    $117,000    $135,000    $135,000
$250,000..........................    $ 82,500    $110,000    $130,000    $150,000    $150,000
$275,000..........................    $ 90,750    $121,000    $143,000    $165,000    $165,000
$350,000(1).......................    $192,500    $192,500    $192,500    $210,000    $210,000
$375,000(1).......................    $206,250    $206,250    $206,250    $225,000    $225,000
$400,000(1).......................    $220,000    $220,000    $220,000    $240,000    $240,000
$425,000(1).......................    $233,750    $233,750    $233,750    $255,000    $255,000

     Note (1) applies to Mr. Roth only. The number of years of credited service and covered compensation at December 31, 2000 is for Mr. Roth, 11 years, $395,000; Mr. Belhumeur, 30 years, $170,500; Mr. Pardini, 13 years, $160,500;
Mr. Yoo, 15 years, $160,500, and Mr. Balocco, 18 years, $159,450. No additional benefits are accrued at the present time. Applicable laws and regulations may limit the amounts, which may actually be paid. Mr. Roth shall be entitled to a retirement benefit hereunder, payable to him on a monthly basis, at the later of his attainment of fifty-five (55) years of age or his actual retirement in an amount equal to the greater of (i) the benefit to which he would otherwise be entitled under the SERP or (ii) fifty-five percent (55%) of the highest average monthly compensation for 36 calendar months during Mr. Roth's employment. Mr. Weinhardt, effective January 1, 1997, commenced receiving benefits under the Retirement Plan and SERP.

                       COMPENSATION COMMITTEE INTERLOCKS
                                      AND
                             INSIDER PARTICIPATION

     No member of the Executive Compensation Committee was at any time during the 2000 fiscal year or at any other time an officer or employee of the Corporation or any of its subsidiaries. No executive officer of the Corporation serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Corporation's Board of Directors or Executive Compensation Committee. The following non-employee directors served on the Executive Compensation Committee during fiscal 2000: Drew Gibson, Ronald R. James, Roscoe Moss, Jr. and George E. Moss.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Charles J. Toeniskoetter, President and Chief Executive Officer of Toeniskoetter and Breeding, Inc., serves as a member of the Audit Committee and has served as a director of SJW Corp., San Jose Water

Company and SJW Land Company since 1991. Mr. Toeniskoetter has an ownership interest in excess of 10% of Toeniskoetter and Breeding, Inc., a construction and real estate development company. In 1999, SJW Land Company and Toeniskoetter & Breeding, Inc. formed a limited partnership whose sole purpose was to construct and manage a new office building at 450 West Santa Clara Street in San Jose, California. The building, which consists of 22,080 square feet of office space, was completed in June 2000 and was subsequently leased to an international real estate firm. The limited partnership engaged Toeniskoetter & Breeding, Inc. Construction to construct the building shell for approximately $2,300,000. The partnership also paid Toeniskoetter & Breeding, Inc. a developer fee of $133,000 in 2000 in connection with the construction.

                RATIFICATION OF APPROVAL OF INDEPENDENT AUDITORS
                             (ITEM 3 ON PROXY CARD)

     The Audit Committee of the Board of Directors has recommended the services of KPMG LLP as independent auditors for the Corporation. The Board of Directors recommends a vote "FOR" the adoption of the proposal to ratify the selection of KPMG LLP, certified public accountants, to audit the accounts of the Corporation for the year 2001.

     Representatives of KPMG LLP are expected to be present at the Annual Meeting. They have been offered the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

              BOARD IMPLEMENTS SEC AUDIT COMMITTEE RECOMMENDATIONS

     The Corporation's Audit Committee reviews the results of the annual audit, the financial statements, any supplemental management information submitted by the auditors, and internal accounting and control procedures. It also recommends the selection of auditors to the Corporation's shareholders.

     The Securities and Exchange Commission recently promulgated new requirements for Audit Committee composition and practice. Among those requirements are strict tests for independence of audit committee members, adoption of a formal audit committee charter, and an annual report to shareholders on Audit Committee activities. Every three years, the audit committee charter must be included in the annual report to shareholders. With the addition of the tenth director, the Board will have adopted all requirements and will certify such compliance to the Securities and Exchange Commission. A copy of the Audit Committee Charter as adopted by the full Board at its regular meeting in July, 2000 is attached as Appendix A to this proxy statement.

FEES BILLED TO THE CORPORATION BY KPMG LLP DURING FISCAL YEAR ENDED DECEMBER 31,
                                      2000

     Audit Fees: The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Corporation's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Corporation's quarterly reports on Form 10-Q for that year totaled $116,000.

     Financial Information Systems Design and Implementation Fees: The Corporation did not engage KPMG LLP to provide advice to the Corporation regarding financial information systems design and implementation during fiscal year ended December 31, 2000.

     All Other Fees: The aggregate fees billed by KPMG LLP during the fiscal year ended December 31, 2000 for professional services rendered to the Corporation other than as stated under the captions Audit Fees and Financial Information Systems Design and Implementation Fees above totaled $48,000.

     The Audit Committee has considered whether the provision of services described in the preceding two paragraphs is compatible with maintaining KPMG LLP's independence.

                         REPORT OF THE AUDIT COMMITTEE

     "In connection with the December 31, 2000 financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements with management (2) discussed with the auditors the matters required by Statement on Auditing Standards No. 61 and (3) received and discussed with the auditors the maters required by Independence Standards Board Standard No. 1. Based upon these reviews and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ending December 31, 2000 filed with the Securities and Exchange Commission."

                                          AUDIT COMMITTEE

                                          Ronald R. James, Chair
                                          J. Philip DiNapoli
                                          Drew Gibson
                                          Charles Toeniskoetter

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     "As members of the Executive Compensation Committee it is our duty to review compensation levels of the executive officers of the Corporation and its subsidiaries, and to make appropriate recommendations to the Board of Directors. The Committee also reviews with the Board all aspects of compensation for the Chairman J. W. Weinhardt and San Jose Water Company President and Chief Executive Officer W. R. Roth. The Committee conducted its annual review January 25, 2001.

     The compensation policy of the Corporation, as recommended by the Committee and approved by the Board of Directors, requires that a portion of the annual compensation of each officer relate to and must be contingent upon the long-term total return to shareholders of the Corporation, within the constraints imposed upon the Water Company by the regulatory process, as well as the individual contribution of each officer. A goal of this process is to attract, develop and retain high-quality senior management through competitive compensation.

     Since January 1997 it has been the policy of the Committee to review the reasonableness of compensation paid to executive officers of the Corporation based in part on information provided by the President. In doing so, the Committee takes into account how the particular compensation compares to compensation paid by other similarly situated companies, individual performance, tenure and internal comparability considerations.

     The Committee's recommendations were found to be reasonable and the Board of Directors approved the compensation schedule for the executive officers effective February 1, 2001."

                                          EXECUTIVE COMPENSATION COMMITTEE

                                          Drew Gibson
                                          Ronald R. James
                                          George E. Moss
                                          Roscoe Moss, Jr.

Dated: January 25, 2001

                               PERFORMANCE GRAPH

     The following performance graph compares the changes in the cumulative shareholder return on the Corporation's common shares with the cumulative total return on the Water Utility Index and the S&P 500 Index during the last five years ended December 31, 2000. The comparison assumes $100 was invested on January 1, 1995 in the Corporation's common shares and in each of the foregoing indices and assumes reinvestment of dividends.

                  SJW CORP. FIVE YEAR CUMULATIVE TOTAL RETURN
                               1/1/96 TO 12/31/00

[PERFORMANCE GRAPH]

   --------------------------------------------------------------------------------
                                 1996       1997       1998       1999       2000
   --------------------------------------------------------------------------------

    SJW                           132        177        179        379        328


    Water Utility Index           121        166        208        206        261


    S&P 500                       123        164        211        255        232



     The Water Utility Index is the 14 company Water Utility Index prepared by Edward D. Jones & Co.

     The preceding Compensation Committee Report on Executive Compensation and the preceding SJW Corp. Stock Performance Chart shall not be deemed incorporated by reference into any previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, nor are such Report or Chart to be incorporated by reference into any future filings.

                              GENERAL INFORMATION

     The Board of Directors is not aware of any matters to come before the Meeting other than as set forth herein. If any other matters should be brought before the Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment. Whether or not you intend to be present at the Meeting, you are urged to complete, sign and return your proxy promptly.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at next year's Annual Meeting of Shareholders, tentatively scheduled for April 18, 2002, must be received by the Corporation by November 19, 2001 for inclusion in the Corporation's proxy materials relating to that Meeting. Proposals which comply with rules and regulations of the Securities and Exchange Commission and are timely received will be included in next year's Proxy Statement.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Robert A. Loehr, Corporate Secretary

San Jose, California
June 15, 2001

                                                                      APPENDIX A

                                   SJW CORP.

                            AUDIT COMMITTEE CHARTER

I.  PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

          1. Serve as an independent and objective party to monitor the Corporation's financial department process and internal control system.

          2. Review and appraise the audit efforts of the Corporation's independent accountants.

          3. Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A Board member is considered to be independent when he or she neither stands to benefit financially nor suffer materially from the decision being addressed and has no relationship to the Corporation that may appear to interfere with unbiased consideration of Audit Committee matters.

     All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  MEETINGS

     The Committee shall meet at least three times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should confer with the independent accountants and management quarterly to review the Corporation's financials consistent with Section IV.4. below.

IV.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

          1. Review and update this Charter periodically, at least annually, as conditions dictate.

          2. Review the organization's annual financial statements, which are intended for submission to any governmental body or for dissemination to the public, including any certification, report, opinion, or review of such financial statements rendered by the independent accountants.

          3. Review with management any internal control issues or concerns and recommendations if necessary.

          4. Review with financial management and the independent accountants the financial statements to be incorporated in the 10-Q prior to the release of all earnings reports. The Chair of the Committee may represent the entire Committee for purposes of this review.

          5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

          6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

          7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

          8. In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.

          9. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

          10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants and management.

          11. Establish regular and separate systems of reporting to the Audit Committee by management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

          12. Following completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

          13. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

          14. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee).

          15. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

          16. Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

          17. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

          18. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

          19. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing labs as the Committee or the Board deems necessary or appropriate.

V.  ADOPTION AND AMENDMENT

     This Charter for the Audit committee of SJW Corp. is approved and adopted by the Board of Directors effective July 20, 2000. It may be amended by a majority vote of the Board of Directors at any regular or special meeting of the Board. Copies of this charter, and all amendments thereto, are to be distributed by the Chair to the members of the Board once a year and to new members of the Committee on the date of their appointment or election.

Dated: July 20, 2000                      Ronald R. James
                                          Chairman, Audit Committee of
                                          Board of Directors, SJW Corp.

                                    SJW CORP.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                  June 11, 2001
P
R
O
X
Y

        J.W. WEINHARDT, Chairman, and ROBERT A. LOEHR, Corporate Secretary, and each of them with full power of substitution, are hereby authorized to vote, as designated on the reverse side, the shares of stock of the undersigned at the annual meeting of shareholders of SJW Corp. to be held at 374 West Santa Clara Street, San Jose, California on Thursday, July 19, 2001 at 10:00 A.M., or at any adjournments or postponements thereof.

        If not otherwise directed, this proxy will be voted FOR amendment of the By-Laws of the Corporation to increase the possible number of directors from nine to eleven and to set the number of directors at ten directors, FOR the election of each of management's nominees for directors and FOR ratification of the selection of KPMG LLP as independent auditors and at the discretion of the proxy holders upon such other business as may properly come before the meeting. The Board of Directors recommends voting in favor of these matters.

(continued and to be dated and signed on the reverse side)

SEE REVERSE SIDE
Please mark
        votes as in
[X]     this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO AMEND THE BY-LAWS OF THE CORPORATION, FOR THE ELECTION OF THE NOMINEES LISTED BELOW AS DIRECTORS, FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS AND OTHERWISE AT THE DISCRETION OF THE PROXIES.

1. To amend the By-Laws of the Corporation to increase the permissible number of directors from nine to eleven, and to set the number of directors at ten directors.

2. Election of Directors: Nominees are M.L. Cali, J.P. DiNapoli, D. Gibson, R.R. James, G. Moss, R. Moss, W.R. Roth, C.J. Toeniskoetter, and J.W. Weinhardt

        FOR
        WITHHELD

        ALL
        FROM ALL
        For all nominees

        NOMINEES
------
        NOMINEES
------
        except as noted above
------

3. Ratification of the selection of KPMG LLP as independent auditors of the corporation.

FOR
    --------
AGAINST
        --------
ABSTAIN
        --------


4. In their discretion upon any other matter that may properly come before the Annual Meeting of Shareholders or any adjournments or postponements thereof.

MARK HERE
FOR ADDRESS
CHANGE AND
NOTE AT LEFT
            --------

        Please sign exactly as your name appears hereon. If signing as attorney, executor, administrator, trustee, guardian or the like, please give your full title as such. If signing for a corporation, please give your title. In the case of shares standing in the name of two or more persons, California law permits the voting of such shares under a proxy signed by any one of such persons if none of the others is present in person or represented by proxy.



                                       26